Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

STAAR Surgical Company

Monrovia, California

We hereby consent to the incorporation by reference in the Form S-8 constituting a part of this Registration Statement of our reports dated February 28, 20198, relating to the consolidated financial statements, the effectiveness of STAAR Surgical Company’s internal control over financial reporting, and schedule of STAAR Surgical Company appearing in the Company’s Annual Report on Form 10-K for the year ended December 29, 2017.

/s/ BDO USA, LLP

Los Angeles, California

November 2, 2018